UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GigCapital2, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-3838045
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200, Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	New York Stock Exchange

Common Stock, par value $0.0001 per share	New York Stock Exchange

Warrants exercisable for one share of Common Stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-231337

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby of GigCapital2, Inc. (the “Registrant”) are units, common stock, par value $0.0001 per share, and warrants to purchase common stock of the Registrant. The description of the units, common stock, and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-231337), originally filed with the Securities and Exchange Commission on May 9, 2019, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

3.2	Form of Amended and Restated Certificate of Incorporation, to be effective upon consummation of the Registrant’s initial public offering (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

3.3	Bylaws (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

4.1	Specimen Unit Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

4.2	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

4.3	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

4.4	Form of Warrant Agreement between the Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

10.1	Form of Investment Management Trust Agreement between the Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

10.2	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337), filed with the Securities and Exchange Commission on May 9, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GIGCAPITAL2, INC.

By:	/s/ Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	President, Chief Executive Officer, Secretary and Executive Chairman of the Board of Directors

Date: May 28, 2019